Exhibit 99.(a)(1)(B)
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                                          LETTER OF TRANSMITTAL
                      TO ACCOMPANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK OF
By Mail:                                   PSB HOLDINGS, INC.                  By Hand and Overnight Delivery:
Registrar and Transfer Company   DEPOSITARY: REGISTRAR AND TRANSFER COMPANY    Registrar and Transfer Company
Attn:  Reorg/Exchange Dept.                                                    Attn:  Reorg/ Exchange Dept.
P.O. Box 645                     THIS OFFER EXPIRES 5:00 P.M., NEW YORK TIME   10 Commerce Drive
Cranford, New Jersey 07016                   ON JUNE 15, 2006                  Cranford, New Jersey 07016
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                           DESCRIPTION OF CERTIFICATES SURRENDERED
 Certificate(s) Enclosed (Attach List if necessary) See Instruction 2
  *Unless otherwise indicated it will be assumed all shares are                     Total Number of    Number of
   being tendered                                                                   Shares Represented  Shares
                    (See Instruction 2)                                Certificate  by Certificate(s)  Tendered*
          Name and Address of Registered Holder                        Number(s)





                                                                      TOTAL SHARES
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THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 3.
1st:  _______  2nd:  _______  3rd:  _______  4th:  _______  5th:  _______
                           (See Instruction)
(box) CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY. ENCLOSE A PHOTO-COPY OF THE NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

                                 ODD LOTS
                           (SEE INSTRUCTION 4)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.
The undersigned either (check one box):
    (box) is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
    (box) is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

I have lost my certificate(s) for _____________ shares of PSB Holdings, Inc. common stock and have completed the Affidavit for Lost Stock Certificate(s) on the reverse side and submitted the required check. (See Instruction 8.)


 SIGNATURES MUST BE PROVIDED BELOW - PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

   A PROPERLY EXECUTED LETTER OF TRANSMITTAL, ALONG WITH THE STOCK CERTIFICATES COVERED THEREBY OR A GUARANTEE OF DELIVERY OF SUCH CERTIFICATES, MUST BE RECEIVED BY THE DEPOSITARY BY 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2006 (THE "EXPIRATION TIME"), UNLESS THE OFFER IS EXTENDED.

Ladies and Gentlemen:
   The undersigned hereby tenders the above-described shares of common stock, (the "shares") of PSB Holdings, Inc. (the "Company") on the terms and subject to the conditions set forth in the Company's Offer to Purchase dated May 10, 2006 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged.
   Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms
                                       -1-
and subject to the conditions of the Offer, the undersigned hereby sells, assigns, and transfers to, or upon the order of, the Company, all right, title, and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints Registrar and Transfer Company (the "Depositary"), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such shares, all in accordance with the terms and subject to the conditions of the Offer.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign, and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims, and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment, and transfer of the shares tendered hereby, all in accordance with the terms of the Offer. Except as stated in the Offer to Purchase, this tender is irrevocable.

     The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.
   This Letter of Transmittal must be signed by registered holder(s) exactly as name appears on the certificate(s), or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions are provided below.


SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
           (SEE INSTRUCTION 1,6, AND 7)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned. Issue and deliver certificate and/or check to:

Name: __________________________________________
      (Please Print First, Middle, & Last Name)

Address: _______________________________________

________________________________________________

________________________________________________
                            (including Zip Code)

SPECIAL DELIVERY INSTRUCTIONS
(SEE INSTRUCTIONS 1, 6, AND 7)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.
Mail certificate and/or check to:
Name: __________________________________________
      (Please Print First, Middle, & Last Name)

Address: __________________________________________

___________________________________________________

___________________________________________________
                               (including Zip Code)
IMPORTANT - THE BOX BELOW MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
    ON THE REVERSE SIDE MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

             IMPORTANT
       SHAREHOLDER SIGN HERE
   (ALSO COMPLETE SUBSTITUTE FORM W-9)


X _____________________________________________________


X _____________________________________________________
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.

Dated ________________________________________________

Name(s): _____________________________________________
                      (Please Print)
Capacity: ____________________________________________

Area Code and Telephone No.: _________________________


              MEDALLION SIGNATURE GUARANTEE
REQUIRED ONLY IF SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS ARE PROVIDED.
                (SEE INSTRUCTION 6)





The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

           PAYER'S NAME:  PSB HOLDINGS, INC.

SUBSTITUTE
FORM W-9
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE

PAYER'S REQUEST FOR TAXPAYER
IDENTIFICATION NUMBER
 (See Instruction 10)
 Please fill in your name and address below.
____________________________________________
Name
____________________________________________
Business name, if different from above
Check appropriate box:
(box) Individual/Sole proprietor (box) Corporation
(box) Partnership                (box) Other___________
(box) Exempt from backup withholding
____________________________________________
Address (number and street)
____________________________________________
City, State, and Zip Code

PART 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER
IDENTIFICATION NUMBER IN THE APPROPRIATE BOX.   FOR MOST INDIVIDUALS AND SOLE
PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.

_________________________________
Social Security Number(s)

OR

_________________________________
Employer Identification Number(s)

PART 2 - CERTIFICATION - For Payees Exempt from Backup Withholding
 - Under penalties of perjury, I certify that:
 (1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

 (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

 (3) I am a U.S. person (including a U.S. resident alien).

 CERTIFICATION INSTRUCTIONS - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE  ____________________________________  DATE _____________ , 200______

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
     OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW INSTRUCTION 10 BELOW FOR ADDITIONAL INFORMATION.

                    INSTRUCTIONS FOR TENDERING CERTIFICATES
    FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
   1. GENERAL. The Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of the Company's common stock (or properly constituted assignees) and accompanied by certificate(s) for such shares when tendered to the Depositary, Registrar and Transfer Company, at the addresses set forth on the reverse side, will entitle you to receive the Offer price, subject to the terms and conditions of the Offer for all shares accepted for tender. For your convenience, a return envelope addressed to the Depositary is enclosed.
   THE METHOD OF DELIVERY OF THE CERTIFICATE(S) IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF THE CERTIFICATE(S) OR DOCUMENTS ARE SENT BY MAIL, IT IS SUGGESTED THAT INSURED OR REGISTERED MAIL BE USED FOR THE SHAREHOLDER'S PROTECTION, AND YOU SHOULD INSURE YOUR CERTIFICATE(S) FOR 1.5% OF THEIR VALUE AT $____ PER SHARE. PLEASE NOTE THAT THE CERTIFICATE(S) OR DOCUMENTS MUST BE IN GOOD ORDER AND RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME IN ORDER TO BE ACCEPTED.
   2. SHARES TENDERED. Insert the certificate number(s) of the stock certificates which you are enclosing, the number of shares represented by the certificate, and the number of shares being tendered. If fewer than all the shares represented by any certificate are to be tendered, fill in the number of shares that are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the "Special Payment and/or Issuance Instructions" or "Special Delivery Instructions" boxes. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
   3. ORDER OF PURCHASE IN EVENT OF PRORATION. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 13 of the Offer to Purchase.
   4. ODD LOTS. The shares purchased first will consist of all shares tendered by any shareholder who owns beneficially or of record, an aggregate of fewer than 100 shares. Partial tenders of shares will not qualify for this preference and THIS PREFERENCE WILL NOT BE AVAILABLE UNLESS ONE OF THE BOXES UNDER "ODD LOTS," IN THIS LETTER OF TRANSMITTAL IS COMPLETED.
   5. AUTHORITY OF SIGNATORY. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other fiduciary, or by a person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions, and court orders) must be forwarded with the tendered stock certificate(s) and this Letter of Transmittal.
   6. NEW CERTIFICATE/CHECK ISSUED IN DIFFERENT NAME. IF THE SECTION ENTITLED "SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS" IS COMPLETED, THEN SIGNATURES ON THIS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY A FIRM THAT IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION, OR OTHER ENTITY WHICH IS A MEMBER IN

GOOD STANDING OF THE SECURITIES TRANSFER AGENTS' MEDALLION PROGRAM (EACH AN "ELIGIBLE INSTITUTION"). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the registered owner(s), surrendered certificates must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) with the signatures on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein.
                                       -3-
   7. SPECIAL DELIVERY INSTRUCTIONS. Indicate the name and address to which the new Certificate and/or Check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares or payment. If Special Payment and/or Issuance Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose. See Instruction 6.
   8. LOST CERTIFICATE(S). If you cannot locate your certificate(s), please complete the Affidavit for Lost Certificates below along with the rest of this Letter of Transmittal and return it to the Depositary at the address listed on the front. If the bond premium exceeds $1,500.00 you must contact the Investors Relations Department at (800) 368-5948 immediately (bond premium calculation: $33.75 x number of shares of common stock you have lost x 1.5% = bond premium; example: 200 shares x $33.75 = 6,750 x 1.5% = $101.25 bond premium). (Minimum $25.00).

                    AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)
  The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this Letter of Transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold, or had their ownership pledged or encumbered in any form, whatsoever.
  In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless PSB Holdings, Inc., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.
  I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the lost stock certificate bond premium of 1.5% of the value of the stock at $33.75 per share (Minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.
  Note: If bond premium exceeds $1,500.00 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here: ______________________________________

Co-Owner, if any: _______________________________ Date:  ____________ , 20____

   9. VALIDITY OF TENDER; IRREGULARITIES. All questions as to validity, form, and eligibility of any tender of certificate(s) will be determined by the Company (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding absent manifest error. The Company reserves the right to waive any irregularities or defects in the tender of any certificate(s) and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered therewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured.
   10. SUBSTITUTE FORM W-9. Each tendering shareholder is required to provide the Depositary with such holder's correct taxpayer identification number ("TIN") on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form, may subject the tendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such tendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must cross out item (2) in part 2 of Substitute Form W-9 if such holder is subject to backup withholding. The box in part 3 of the form should be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in part 3 is checked, the tendering holder must also complete the certificate of awaiting taxpayer identification number in order to avoid backup withholding. If you checked the box in part 3 and do not provide the Depositary with a properly certified TIN by the time for payment the Depositary will withhold 28%.

   Certain holders, (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the substitute form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status.
Forms of such statements may be obtained from the Depositary. If backup withholding applies, the Depositary is required to withhold tax at the applicable rate of any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
   11. INQUIRIES. All inquiries with respect to the tender of certificates of shares should be made directly to the DEPOSITARY, REGISTRAR AND TRANSFER COMPANY, AT 1-800-368-5948, OR VIA EMAIL TO INFO@RTCO.COM.
                                       -4-